SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2003

                                                                                        (February 25, 2003)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza New York, New York	10004
(Address of principal executive offices)	(Zip code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Page 1 of 4 Pages

Index to Exhibits on Page 4

Item 5.    Other Events

On February 25, 2003, Ambac Financial Group, Inc. (the “Registrant”) issued a press release announcing the issuance of $200 million of 5.95% Debentures due February 28, 2103. Exhibit 99.16 is a copy of such press release and is incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits.

Exhibit Number	Item

99.16	Announcement of the issuance of $200 million of 5.95% Debentures due February 28, 2103 contained in the press release issued by the Registrant on February 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 28, 2003	Ambac Financial Group, Inc. (Registrant)

	By:	/s/ THOMAS J. GANDOLFO
Thomas J. Gandolfo Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.16	Announcement of the issuance of $200 million of 5.95% Debentures due February 28, 2103 contained in the press release issued by the Registrant on February 25, 2003.